EXHIBIT 10.4

No.: ***************

*** BANK

RISK EVALUATION AND SOLVENCY ASSESSMENT SERVICE CONTRACT

BETWEEN

Part A: ***BANK CO., LTD.

AND

Part B: SHANGHAI BEIMING INFORMATION TECHNOLOGY CO., LTD.

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Party A: *** Bank Co., Ltd.

Legal Representative: ***

Domicile: ***

Contact Person: ***

Contact Phone: ***

Email: ***

Party B: Shanghai Beiming Information Technology Co., Ltd.

Legal Representative: ***

Domicile: ***

Contact Person: ***

Contact Phone: ***

Email: ***

Party A and Party B (hereinafter referred to individually as a “Party”, and collectively as the “Parties”) intending to be legally bound, hereby enter into this Risk Evaluation and Solvency Assessment Service Contract (the “Contract”) with respect to Party A’s request of Risk Evaluation and Solvency Assessment services from Party B, on the basis of voluntary and equal consultation and pursuant to the Civil Code of the People’s Republic of China and other applicable laws and regulations.

1. Definitions:

Terms	Unless otherwise provided herein, the following terms shall have the meanings ascribed to them below:
Risk Evaluation and Solvency Assessment	Refers to the data information and related services to be provided by Party B to Party A hereunder, as further specified in Appendix 1 hereto.
Users

Refers to the domestic (excluding Hong Kong, Macao and Taiwan) incorporated or unincorporated organizations established and legally existing in accordance with the laws and regulations of the People’s Republic of China that use Party A’s products and services.

IP

Refers to any (i) copyright, patent, know-how, domain name, trademark, trade name, service mark, brand name, business name, logo, sign and design (registered or unregistered) and all associated goodwill; (ii) application for registration and the right to apply for registration; and (iii) all other intellectual property objects or similar protected forms (including, without limitation, application programming interfaces).

Party B’s Platform	Refers to the equipment and facilities, software and hardware systems and related resources and systems used by Party B to operate its services.
PRC	Refers to the People’s Republic of China, which, for the purpose of this Contract, excludes Taiwan, the Hong Kong Special Administrative Region, and the Macau Special Administrative Region.
Adverse Information

Refers to the (A) information that has a negative effect on the credit standing of the Users, concerning (i) the Users’ failure to perform any contractually agreed upon obligations in the activities of borrowing, credit purchases, guaranteeing, leasing, insurance, and use of credit cards, (ii) administrative penalties imposed on the information subjects, and (iii) the decision or ruling of people’s court on the performance of obligations by or enforcement against the information subjects, as well as (B) other adverse information stipulated by the credit regulatory department under the State Council.

Taxes	Refer to any governmental taxes, levies, charges, interest thereon and related penalties.
business day	Refers to any day other than Saturday, Sunday, or legal holidays in the PRC.
day	Refers to a calendar day.
year or month	Refers to a period from the start date of such year or month to the date before the date corresponding to the said start date in the immediately following calendar year or calendar month.

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2.	Risk Evaluation and Solvency Assessment Services

Party B shall provide the Risk Evaluation and Solvency Assessment services under this Contract in accordance with Appendix 1 hereto. Party A shall use the Risk Evaluation and Solvency Assessment services provided by Party B and obtain the corresponding information arising from the services, within the extent of its self-operated business, i.e. [credit financing operations], pursuant to the provisions of this Contract. Unless otherwise agreed to by the Parties, Party A shall not use Party B’s services to perform any services for any third party or on any third-party website, except as provided herein.

3.	Fees and Payment Settlement
A.

The unit rates of the Risk Evaluation and Solvency Assessment shall be further specified in Appendix 1. The prices of the Risk Evaluation and Solvency Assessment service hereunder shall include VAT at the rate of 6%. During the cooperation period of the Contract, the VAT-exclusive unit rate shall not change with any change of PRC tax rate; and in case of any adjustment to PRC VAT rate, the VAT-inclusive price shall be adjusted based on the VAT-exclusive unit rate as agreed upon herein at the adjusted VAT rate applicable at the time of issuing an invoice. [Note: VAT-exclusive unit rate = VAT-inclusive unit rate / (1 + VAT rate agreed upon herein)]

B.	Payment Terms:

Payable by month (month/quarter). Party B shall provide Party A with the Risk Evaluation and Solvency Assessment service settlement statement of the previous month (month/quarter) within 10 business days after the end of each month (month/quarter), which shall be verified and confirmed by Party A within 10 business days upon receipt thereof; and any objection to which shall be checked and agreed upon through negotiation by the Parties as soon as possible. In the event of no objection, Party B shall issue a legal special VAT invoice of equivalent amount to Party A within 10 business days after the completion of verification, and Party A shall complete the payment within 10 business days upon receipt of the invoice.

C.	All amounts payable by Party A shall be paid to the bank account of Party B below:

Account Holder: Shanghai Beiming Information Technology Co., Ltd.

Account No.:***

Bank Name: ***

Party B shall notify Party A of any change in the above account information within 5 business days; otherwise, Party B shall bear all the legal consequences and liabilities arising therefrom.

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D.

Any special VAT invoice provided by Party B which fails to pass the verification shall be re-issued. Where Party B submits no special VAT invoice to Party A or fails to submit a special VAT invoice to Party A within the agreed upon time, Party B shall pay liquidated damages to Party A at the payable tax rate, and shall also compensate for any extra taxes paid that would otherwise not be payable by Party A but for the unavailability of the corresponding tax credit to Party A caused by Party B’s actions, the amount of which may be deducted by Party A from any outstanding payment.

4.	Representations and Warranties

Each Party makes the following representations and warranties to the other Party and acknowledges that the other Party has entered into this Contract on the basis of such representations and warranties:

A.	It
(i)	is an independent legal person or organization duly incorporated, validly existing and in good standing under the laws of its place of incorporation;
(ii)	is validly registered to carry on business in all jurisdictions in which it carries on business;
(iii)	has all the permits, licenses, regulatory approvals and powers required by law for business operation in each jurisdiction in which it carries on business; and
(iv)	has the corporate authority, power and legal right necessary for it to execute and perform this Contract and to perform its obligations hereunder.
B.

This Contract, once duly executed by it, constitutes its valid and binding obligations enforceable against it in accordance with the terms hereof. Except as otherwise agreed to herein, it is not required under law or any contract to obtain any license or consent from any person, government or authority for the execution of this Contract and performance of its obligations hereunder.

C.

Its execution and performance of this Contract will not: (i) conflict with its certificate of incorporation or articles of association (or similar corporate documents under any applicable law), or (ii) violate any judgment, decree, order, law, or administrative regulation applicable to it.

D.	To the best of its knowledge, there is no action, proceeding or investigation which would reasonably be expected to have an adverse effect on its performance of the obligations hereunder.
E.	It will comply with the laws, regulations and ordinances applicable to the products, services and business operations provided by it hereunder.

5.	Rights and Obligations of the Parties
A.

Party A shall use Party B’s Risk Evaluation and Solvency Assessment services only within the territory of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan), and shall not transfer any data abroad.

B.

Party A shall take protective measures to ensure the security of the business system. Party A shall not: (i) tamper with, disclose or illegally use any data obtained, (ii) make public or transfer the software or data, or (iii) violate the Cybersecurity Law of the People’s Republic of China or applicable PRC laws and regulations on data security.

C.	Without prior written consent of Party A, Party B may not provide to any third party any Users’ information provided by Party A.
D.	Party A shall make payment as agreed upon herein.
E.

Party A warrants that it will be solely responsible for any measures taken on its own, such as restricting the Users’ use of Party A’s services or contacting the Users, based on any Adverse Information or other risk information or any contact information of the Users, which has been queried through the performance of this Contract. Party A will not inform or disclose the above information or its sources to any third party other than the Parties hereto, except for the disclosure required under applicable laws and regulations or by competent judicial or administrative authorities. If needed by Party A’s business services, Party B shall cooperate to provide the specific basis of the Adverse Information or other risk information of the Users queried by Party B, so as to assist Party A in properly handling any disputes with the Users arising from said measures. The data provided by Party B shall come from a compliant data source, and Party B warrants to transfer the data with utmost good faith and effort to keep it consistent with the data source. Party A shall be entitled to claim compensation from Party B for any indemnification liabilities assumed by Party A to the Users or any third party, arising from any inconsistency between the data or information provided by Party B hereunder and the data source, or Party B’s failure to provide a specific basis, or other reasons solely on the part of Party B, provided that Party B shall be exempted from liability if the failure to provide a specific basis is caused by any reason attributable to the data source (other than Party B’s own data).

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F.

Party B shall complete the delivery of Risk Evaluation and Solvency Assessment services to Party A as required within 15 business days after the execution of the Contract. Upon initiation of the engagement, Party B shall, to the extent that Party A provides a technical environment that meets Party B’s requirements, assist Party A in completing the data loading and input and the installation and commissioning of data synchronization tools, so that Party A can log in for normal transfer data.

G.

Where Party B identifies any abnormal query of the service at any time, Party B shall have the right to take any emergency measures, such as suspending the query permission, which shall be notified by Party B to Party A on the day of taking such measures, and Party A shall timely cooperate with Party B to provide relevant information to verify the abnormal query.

H.

Where Party B identifies any error in the data and information transferred or provided by it to Party A or makes any revision, correction, supplement or update thereto on its own initiative, Party B shall transfer such revised, corrected, supplemented or updated information to Party A within 24 hours by means of system connection, and shall also notify Party A of the same manually.

I.

The information provided by Party B shall be for reference only, and any decision made by Party A in reliance on such information shall have nothing to do with Party B, provided that Party B shall compensate for any loss of Party A arising from any false or wrong information provided by Party B to Party A.

J.

Party B shall ensure that the Risk Evaluation and Solvency Assessment services provided to Party A comply with PRC laws and regulations and industrial regulatory rules, which services shall also be free from any risk of legal compliance.

K.	Party B shall ensure that the information provided to Party A be the latest data from the data source and of its origination.
L.

Party A shall have the right to conduct a comprehensive assessment against Party B regularly or from time to time and synchronize the assessment items and results to Party B. If Party A finds that Party B no longer meets the qualification conditions (such as the enterprise credit agency filing), Party A shall have the right to terminate the Contract with immediate effect.

M.	Party B undertakes to cooperate with Party A in accepting the inspection of the banking regulatory authority and by providing relevant information and materials.
N.

Party A undertakes that it has obtained legal, valid and sufficient authorization from the information subjects before using Party B’s services, including, without limitation, the information subjects’ authorization for Party A to collect their personal information, authorization for Party A to provide collect and query information to and from Party B, and consent for Party A to delegate Party B to provide, collect, query and compare personal information to, from and with third-party data sources. The relevant terms or content of the authorization shall be in a form and manner in line with the regulatory requirements, and shall explicitly inform the information subjects of the nature, and purpose, method and scope of use, of the information. If Party A obtains the consent of the information subjects by incorporating the authorization terms into a standard contract, it shall highlight the same in the standard contract sufficiently to attract the attention of the information subjects.

O.

Party B shall have the right to confirm from time to time whether Party A has obtained the authorization of the information subjects by means of, without limitation, site survey and remote sampling. Party B may suspend the provision of services or terminate the Agreement, in the event that the authorization of the information subjects obtained by Party A for this cooperation is not in line with the agreed upon and regulatory requirements.

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6.	Indemnification
A.

Unless otherwise agreed to by the Parties, a Party who breaches any warranty, undertaking hereof, or any agreed upon or statutory obligation will constitute a breach of this Contract. A Party shall indemnify the other Party against all losses, costs and expenses (including, without limitation, litigation/arbitration costs, fines, attorney’s fees, investigation and evidence collection fees, notary fees, service costs, announcement costs, property preservation fees, enforcement fees, assessment fees, appraisal fees, auction expenses, travel expenses and all other reasonable fees) arising from any breach of this Contract by it or any of its employees and agents.

B.

Party A shall perform the payment obligation as agreed; otherwise, in the event that Party A defaults in any payment without due cause, Party B shall have the right to require Party A to pay liquidated damages at 0.03% of the payable but unpaid amount for each day in default, which shall be capped at 5% of the total payable but unpaid amount.

C.

If Party A makes public or transfers the software in breach of this Contract, Party B shall be entitled to unilaterally terminate the Contract with immediate effect and require Party A to compensate for all losses of Party B caused thereby.

D.

Party B shall timely provide and update the existing data. If Party B fails to timely provide or update the data due to its own reasons, Party A shall be entitled to suspend the performance of the Contract immediately until Party B provides and updates the same as agreed. Party A shall be entitled to require Party B to pay liquidated damages at 0.05% of the amount already paid by Party A for each day beyond the agreed upon time; and in case of any delay for over 15 days, Party A shall be entitled to unilaterally terminate the Contract by notice and require Party B to pay liquidated damages at 20% of the amount already paid by Party A, and require Party B to assume the corresponding liability for compensation. In the event that any data provided by Party B that comes from a third-party data source fails to be timely provided or updated due to reasons not attributable to Party B, Party A may unilaterally terminate the Contract, but Party B shall not be liable for breach of this Contract.

E.	No outstanding liabilities and obligations of a Party hereunder shall be exempted by the payment of liquidated damages or compensation by such Party to the non-breaching Party.

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7.	IP
Each Party shall have all rights, title and interests in and to the services, data and information provided by it, including the right to the intellectual property of the respective services. Subject to this Contract, to the extent that a Party grants the other Party a non-exclusive, non-transferable and non-sublicensable license to use its intellectual property only for the purpose of this Contract within the term of the Contract, then such Party may revise or revoke such license in writing at any time during the term hereof if it finds that the other Party is infringing upon its interest or causing negative effect by using the corresponding IP. It is agreed that no Party will be conferred any proprietary right in or to any intellectual property of the other Party hereunder by its use of such intellectual property hereunder, and each Party will exercise reasonable care to protect the intellectual property of the other Party from infringement and damage, and will cease the use of such intellectual property immediately upon termination of this Contract. Without written consent of the other Party, neither Party shall place or display in the relevant business facilities the other Party’s name, trademark, sign, logo or other content that can indicate its brand.

8.	Taxes
Unless otherwise agreed by the Parties in writing, each Party shall bear its own Taxes arising from the performance of this Contract.

9.	Confidential Information
A.	Each Party (the “Receiving Party”) shall be obliged to keep confidential the content of this Contract and the Confidential Information of the other Party (the “Disclosing Party”) obtained as a result of the performance of this Contract. The Receiving Party shall not disclose or otherwise inform the content of this Contract or the Confidential Information of the Disclosing Party known to any third party other than the Parties hereto (including any employee of the Parties who does not need to access such information), nor use the same for any purposes other than the performance of this Contract, except for the disclosure required under applicable laws, regulations or other administrative rules, or by courts, government departments or stock exchanges and other competent authorities; provided that, the Receiving Party shall send a written notice on such disclosure to the Disclosing Party at least three business days in advance, and give the Disclosing Party a reasonable opportunity to comment on the proposed disclosure and to seek a protective order or prevent such disclosure, and the Parties shall work together to endeavor to avoid or reduce any losses or adverse effects caused thereby, subject to laws and regulations. The Receiving Party shall limit the disclosure to the minimum extent required by such order or applicable regulations, and shall make truthful disclosure instead of falsified or misleading disclosure, and the Receiving Party shall make best efforts to ensure the recipient of such information so disclosed will keep it in strict confidence. No content may be disclosed unless mutually confirmed in writing, except content required explicitly to be disclosed in a valid written order of a court or competent authority which has been presented by the Receiving Party to the Disclosing Party.
B.	“Confidential Information” refers to all non-public, proprietary or other secret information, whether oral, written or in other forms, including, without limitation, the content and performance of this Contract and any supplementary agreement hereto, the documents and materials generated in the course of cooperation hereunder; information of registered members & financial information, technical information, business information, customer information; business plans, capital structure chart, budgets, financial reports, costs, prices and market plans, contracts and licenses; lists of employees, customers, suppliers, shareholders, partners or investors; technologies, know-how, business processes, trade secrets, business models; descriptions, sketches, flow charts, formulas, blueprints and their constituent elements; source codes, object codes, graphic designs, user interfaces and other IP (including IP of customers, suppliers and other third parties); interface technology, security protocols, credentials, etc.

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C.	The Parties shall take all reasonable and necessary measures to ensure that they (and their employees) comply with the above, so that no information they receive will be distributed, disseminated, disclosed, copied, misused or accessed by unrelated persons. Each Party shall take reasonable precautions to protect the Confidential Information, which shall be at least as significant as those taken for its own Confidential Information, but no less than reasonable care.
D.	Without written consent of a Party, the other Party shall not disclose the content of this Contract or the cooperative relationship by press conference, announcement or otherwise.
E.	This Article of confidentiality shall remain valid permanently from the date of execution of this Contract. Party A and Party B undertake to continue abiding by the duty of confidentiality under this Article upon termination of this Contract. Each Party shall be entitled to claim compensation for any losses arising from the other Party’s intentional or negligent disclosure of its Confidential Information.

10.	Notice and Service
A.	The addresses and contacts first written above shall be the addresses for service of all notices involved or related to this Contract and of relevant documents and legal instruments in case of any dispute arising out of this Contract, between the Parties. Service in electronic form shall have the same legal effect as service in writing form.
B.	The notices or documents given by the Parties hereunder, and the arbitration or litigation documents issued by the dispute resolution body in connection with this Contract (including, without limitation, court and arbitration institution) shall be served (i) on the date when the notified party or its receiving agent signs for receipt, if sent by personal delivery or service by mandate; (ii) on the fifth business day after the date of posting, if sent by courier or registered mail; and (iii) at the sending time of the SMS or email as recorded in the system of the Parties or the dispute resolution body, if sent by SMS or email.
C.	The Parties’ addresses for service above shall apply to the service of all non-litigation notices, contracts and documents, and the service of relevant documents and legal instruments in case of any dispute arising out of the Contract, including those required when the dispute is submitted to arbitration, or first instance, second instance, re-trial and enforcement proceedings in civil litigation procedures, between the Parties.
D.	Each Party shall be obliged to give a written notice to the other Party about any change to its service address. Where a Party fails to so notify, the address for service stated above shall still be deemed as a valid address for service. Any legal instrument [served but] failing to be actually received by a Party due to inaccurate address provided or confirmed by such Party, or such Party’s failure of timely notifying any changed address for service as agreed to the other Party and the dispute resolution body, or refusal of receipt by such Party or its designated recipient, etc. shall still have the legal consequences of being served.
E.	In such cases, the date of service shall be (i) the date of returning such instrument, if sent by post; (ii) the date when the deliveryman indicates the situation on the proof of service on site, if sent by personal delivery; (iii) the sending time of the SMS or email as recorded in the system of the sending Party or the dispute resolution body, if sent by SMS or email. Any changed address for service shall be a valid address for service after the obligation to notify the changed address has been performed. The dispute resolution body may directly serve any instrument by post to the addresses for service of the Parties explicitly agreed upon herein, and the instrument so posted shall be deemed to be served, even if the Parties fail to receive the same.

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F.	After a dispute enters arbitration or civil proceedings, if a Party responds and directly submits a confirmation on address for service to the dispute resolution body, indicating an address different from that confirmed before the action, then the address for service as submitted and confirmed to the dispute resolution body shall prevail. In the event that the address for service stated in the confirmation on address for service is the address of lawyer or agent ad litem, then the address for service confirmed before the action shall also remain valid.
G.	The service provisions hereof shall be independent, and not affected by the validity of the entire Contract or other provisions hereof.

11.	Cooperation Term and Termination
A.	The cooperation term of this Contract shall be [one] year, from April 1, 2022 to April 1, 2023. The Parties shall enter into a separate written contract for continuing their cooperation upon the expiration of the cooperation term.
B.	Unless otherwise expressly agreed to herein, either Party may terminate this Contract without notice, if: (i) the other Party’s material breach of this Contract has not been cured within 10 business days from the date of receipt of notice, (ii) the other Party’s serious bad business practices affect its business reputation, and harm its goodwill or product image, or (iii) the other Party enters into bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceedings.
C.	In the event of an early termination of the Contract for whatever reason, Party A shall still pay Party B the price for the portion of services already provided. If this Contract is terminated early due to Party B’s breach, Party B shall pay 10% of the total amount already paid by Party A as liquidated damages, which may be deducted by Party A from any payable but unpaid amount.

12.	Force Majeure
A.	Neither Party shall be liable for failure or delay in performance due to Force Majeure. Force Majeure, however, shall not release either Party from its obligation of paying any payable but unpaid amount. Any of the factors which act as Force Majeure shall be requisite for the performance of this Contract, and the extent of its effect shall be calculated as the portion beyond the control of the affected Party within its actual duration. The Party who encounters Force Majeure after it delays in the performance of this Contract shall not use such Force Majeure as defense of its delay. “Force Majeure” refers to any objective circumstance which is unpredictable, inevitable and insurmountable, including, without limitation, “act of god”, fires, and other unexpected and unavoidable accidents. Neither Party shall be liable for any failure or delay in performance of the Contract due to interruption of a communication network, computer virus, hacker attack, or third-party data source, which shall be deemed a Force Majeure.
B.	After the occurrence of a Force Majeure event, the affected Party shall take appropriate measures to mitigate any loss and immediately notify the other Party as soon as practicably possible, and provide supporting documents stating the details of such event and reasons for non-performance, partial performance or delay in performance of this Contract, within 10 business days after the occurrence of such event. The Parties shall decide through negotiation and enter into a written agreement on whether to postpone the performance of this Contract or terminate this Contract.

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13.	Planned Downtime
“Planned Downtime” refers to a pre-scheduled shutdown, suspension or disruption of the operation of Party B’s Platform or the services provided by Party B for a period of time, which is generally for the purpose of (1) introducing new services or upgrading existing services to the service recipients; (2) conducting defensive maintenance of the system; (3) installing or making significant changes to the infrastructure; or (4) conducting maintenance of the services and the platform. Party B shall not be liable for any service interruption caused by the Planned Downtime, provided that it shall notify Party A in writing on the day when the Planned Downtime is arranged, and restore the operation of Party B’s Platform or the normal access and use of the services as soon as possible.

14.	Governing Laws / Dispute Resolution
This Contract shall be governed by and construed in accordance with the laws of the mainland of the People’s Republic of China. Any dispute or claim arising out of or in connection with this Contract, including, without limitation, the interpretation, validity, breach and termination hereof, may be resolved through friendly negotiation; and if the negotiation fails, such dispute or claim shall be resolved through litigation. The venue shall be the people’s court with jurisdiction at the domicile of the plaintiff.

15.	Fees and Costs
Unless otherwise expressly provided herein, each Party shall bear and be responsible for its own expenses and costs incurred in connection with its performance of this Contract.

16.	No Commercial Bribery
A.	Both Party A and Party B are clear about and willing to strictly comply with the applicable laws and regulations of the People’s Republic of China on anti-commercial bribery, and understand that any form of bribery may be against the laws and lead to severe punishment under the laws.
B.	Neither Party A nor Party B may solicit, receive, offer, or give any benefit not agreed upon herein to the other Party or its personnel and their relatives and friends or other related persons, including, without limitation, any kickback (whether on or off balance sheet), cash, shopping card, physical items, negotiable securities, tourism or other non-material benefits and services, etc.
C.	Party A strictly prohibits any commercial bribery (including offering and accepting bribes) committed by its personnel. Any of Party A’s personnel who commits any act listed in Paragraph B of this Article during and after the execution and performance of this Contract shall violate Party A’s rules and regulations. Party B shall report the relevant personnel and acts to the related department of Party A. Party A’s reporting hotline: [***]; and reporting email: [***].
D.	Party B shall be deemed to be in breach of this Contract, if it offers bribes to Party A’s personnel in order to seek direct or indirect commercial interests (including, without limitation, cooperation opportunities and interests in agreement) against the provisions hereof. Party A may terminate this Contract and/or require Party B to pay liquidated damages of RMB100,000, which may be directly deducted from the payable contract price; and Party B shall also compensate for any loss of Party A which is not covered by the liquidated damages. To the extent that Party B actively cooperates with the investigation and punishment against and of the personnel accepting commercial bribery, Party A may reduce or exempt the corresponding liquidated damages. The relevant personnel shall be referred to the judicial authority for further action if his commercial bribery constitutes a crime, with which Party A and Party B shall provide active cooperation.

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17.	Entire Agreement

Unless otherwise expressly provided herein, any amendment to this Contract shall be made only in writing affixed with the common seals of the Parties.

The notice of award, the bidding documents and the tender documents with respect to the ______________ shall be integral parts of this Contract. The several documents forming this Contract are to be taken as mutually explanatory of one another, but in case of ambiguities or discrepancies, the same shall be explained and applied in the following order:

1)	This Contract (including appendices) and its supplementary documents (if any);
2)	The notice of award issued by Party A;
3)	The tender documents provided by Party A and the clarification documents or amendments thereof;
4)	The bidding documents submitted by Party B; and
5)	Other written materials related to this Contract.

18. Assignment

Without prior written consent of the other Party, neither Party hereto may assign or transfer any rights or obligations hereunder.

19. Relationship of the Parties

Nothing in this Agreement shall be construed to create a joint venture, partnership, agency, trust or employment relationship between the Parties. Under no circumstances shall a Party make any statement on any occasion which would mislead others that the Parties have a relationship other than that under this Contract. Moreover, without written consent of the other Party, neither Party may publicize the information of cooperation between the Parties to any third party on its own or through the media or by other means.

20. No Implied Waiver

No waiver by either Party of any breach of any provision hereof by the other Party and no failure by either Party to exercise any right or privilege hereunder shall be deemed as a waiver of any subsequent breach by the other Party or a waiver of any other provision, right or privilege hereunder.

21. Severability

Any provision hereof which is unenforceable or held to be invalid shall be deemed as not existing or to be deleted, while the remaining provisions shall remain valid and enforceable.

22. Miscellaneous

This Contract shall take effect as of the date on which the legal representatives of Party A and Party B or their authorized representatives sign (or seal) or affix the common seals or special contract stamps on this Contract. This Contract shall be made in quadruplicate with each Party holding two copies of the same effect.

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(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

Party A (Seal):	Party B (Seal):
Legal Representative or Authorized Representative: (signature or seal):	Legal Representative or Authorized Representative: (signature or seal):
Date:	Date:

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Appendix 1: Risk Evaluation and Solvency Assessment Service Details and Rates

Service Name	Tax-inclusive Unit Rate (CNY)	Tax Rate	Note
Persons of Concern Scoring	***	6%	Billed by query

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